Exhibit 8

JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the amendment to the Statement on Schedule 13D with respect to the securities of Aegis Communications Group, Inc. to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: November 19, 2003

THAYER EQUITY INVESTORS III, L.P., a Delaware limited partnership		TC EQUITY PARTNERS, L.L.C., a Delaware limited liability company

By:	TC Equity Partners, L.L.C.,
	a Delaware limited liability company,	/s/ Barry E. Johnson
its General Partner
Barry E. Johnson
Secretary, Treasurer and
	/s/ Barry E. Johnson	Chief Financial Officer

Barry E. Johnson Secretary, Treasurer and Chief Financial Officer

TC CO-INVESTORS, LLC, a Delaware limited liability company		TC MANAGEMENT PARTNERS, L.L.C., a Delaware limited liability company

By:	TC Management Partners, L.L.C., a Delaware limited liability company, its General Partner	/s/ Barry E. Johnson

	/s/ Barry E. Johnson	Barry E. Johnson
Secretary, Treasurer and
	Barry E. Johnson Secretary, Treasurer and Chief Financial Officer	Chief Financial Officer

	/s/ Barry E. Johnson		/s/ Barry E. Johnson

FREDERIC V. MALEK		CARL J. RICKERTSEN
By:	Barry E. Johnson Attorney-in-fact	By:	Barry E. Johnson Attorney-in-fact

/s/ Barry E. Johnson

PAUL G. STERN
By:	Barry E. Johnson Attorney-in-fact